UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2005

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 Lincoln Ave., Altadena, California		91001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-296-6310

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2005, Dr. Sandeep Gulati was appointed to the company’s Board of Directors.

Dr. Sandeep Gulati was the former Head of the Ultracomputing Technologies Group at NASA’s Jet Propulsion Laboratory in Pasadena, CA. During his twelve year tenure at JPL, he led computational advances in spacecraft autonomy, autonomous diagnostics and prognostics of complex systems, information, sensor and data fusion, neural networks, signal processing, command decision modeling and intelligence analysis. Under his leadership the Ultracomputing Technologies Group focused on cutting-edge research in ultrascale computational technologies, such as quantum computing, biocomputing, and their applications to next generation spacecraft design and operations.

Also, Dr. Gulati is a co-founder and Chief Science Officer of ViaLogy Corp., incubated by VIASPACE, and co-founder of Arroyo Sciences Inc., now a wholly owned subsidiary within VIASPACE.

He has an MBA in from Pepperdine University in Malibu, CA (’91), B. Tech in Computer Science from Indian Institute of Technology, New Delhi (’86) and a PhD in Computer Science from Louisiana State University (’90).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

June 27, 2005	By:	Carl Kukkonen

Name: Carl Kukkonen
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Issued June 27, 2005